UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado		80228
(Address of Principal Executive Offices)		(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2007, the Board of Directors of VCG Holding Corp. (the “Company”) authorized the transfer of the listing of the Company’s common stock (“Common Stock”) from the American Stock Exchange (“AMEX”) to The NASDAQ Global Market (“NASDAQ”). The Company received notification from NASDAQ that the listing of the Company’s Common Stock on NASDAQ was approved on December 14, 2007.  The Company has informed AMEX that it intends to transfer its listing to NASDAQ and to voluntarily cease trading on AMEX effective after the close of trading on December 27, 2007.  The Company anticipates that its Common Stock will commence trading on NASDAQ on December 28, 2007 under the symbol “VCGH.”

A copy of the press release announcing the transfer of the Company’s listing to NASDAQ is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

Exhibit No.	Identification of Exhibits
99.1	Press Release dated December 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: December 20, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer